Exhibit 99.2

Investor Presentation 2024

Safe harbor 2 This investor presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which Noventiq operates, and the beliefs and assumptions of the company's management. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “targets”, “believes”, “expects”, “estimates”, “projects”, “anticipates”, “intends”, “plans”, “may”, “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. Forward-looking statements appear in a number of places and include, without limitation, statements regarding Noventiq's future financial position, business strategy, budgets, projected costs, plans, and objectives of management for future operations, as well as statements regarding the proposed transaction and potential market opportunities. Forward-looking statements involve risks and uncertainties, some of which are beyond Noventiq’s control, that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic and business conditions; the impact of competitive products and pricing; the ability to offer vendors’ products for sale to customers and to earn incentives on such sales; demand for Noventiq’s services and solutions; the ability to achieve operating synergies from acquired businesses; the successful integration of acquired businesses; breaches in cybersecurity or disruption to IT systems; the ability to attract, hire, train and retain experienced personnel; fluctuations in currency exchange rates; the ability to comply with the laws and regulations across the markets in which Noventiq operates; and other risks and uncertainties detailed from time to time in Noventiq's filings with regulatory authorities. Forward-looking statements speak only as at the date of this investor presentation, and Noventiq does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Forward-looking statements involve a number of judgments, risks and uncertainties and no representation is made that any forward-looking statements will come to pass or that any forecast result will be achieved. Prospective investors are cautioned not to place undue reliance on these forward-looking statements. This investor presentation also contains certain financial measures that are not recognized under International Financial Reporting Standards ("IFRS"), including Adjusted EBITDA excluding share based compensation, recurring revenue, and growth in constant currency. These non-IFRS measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with IFRS. These non-IFRS measures are not defined under IFRS, and other companies may calculate such measures differently or may use such measures for different purposes than Noventiq does, limiting the usefulness of such measures as comparative measures. Noventiq believes that these non- IFRS measures provide useful information to investors and others in understanding and evaluating the company's operating results and future prospects. However, the non- IFRS financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of Noventiq's results as reported under IFRS.

3 Noventiq drives digital transformation in high growth emerging markets leveraging global expertise and partnerships to deliver superior local outcomes

At a glance

Market Leading Expertise

We bring a **portfolio of market-leading software, cloud infrastructure, and technology services solutions** to a global customer base

Guiding customers through their digital transformation, we bring the **emerging markets** and leading technology providers together **to drive global growth**

Global Scale

Focusing on markets projected to grow to **~$500B** by 2025*, operating in nearly **60** countries across Asia, Latin America, Europe, and MENA



Rapid Financial Growth

41%
Revenue CAGR
FY22A- FY24E

$248M/$35M
FY22A Rev / adj. EBITDA ex.SBC

$402M/$30M
FY23A Rev / adj. EBITDA ex.SBC

$495M/$38M
FY24E* Rev / adj. EBITDA ex.SBC

Technology Partners

Strategic global partner with tech leaders

Adobe, vmware, cisco, ORACLE, Microsoft, DELL Technologies, aws, Google, CROWDSTRIKE, Apple, CHECK POINT, CLOUDFLARE

Leading Customers

We deliver solutions and services to **Small and Mid-Size Enterprise customers** across the emerging market

The Noventiq platform covers a **large and diverse customer base** with ~90% of our revenue coming from ~1K customer accounts

Strategic M&A and World Class Team

16
acquisitions expanding local expertise globally and leading sector consolidation wave

6,400
agile workforce provides global coverage, local market relevance and customer intimacy, driving retention, cross-sell and upsell opportunities

Notes: Adjusted EBITDA excluding share based compensation
FY22 ended 3/31/22, FY23 year ended 3/31/23, FY24 year ending 3/31/24: $ in USD.
Sources: Company data, *STAX (fka AMR International) Strategic Market Support Report.

4

Noventiq leads the adoption of technology 5 Emerging markets are rapidly adopting proven technologies creating significant value for all users Noventiq executes consistently and delivers quality services to its customers globally Noventiq and its strategic technology partners like Microsoft are at the forefront of the next wave of innovation Cloud Services Enterprise Software & Cyber Security End-to-end Platforms Customization Data & Analytics Artificial Intelligence Machine Learning Successful Model Proven Leader Driving Innovation Noventiq is successfully delivering digital transformation at scale

Best-in-breed Partnerships Delivering Business Outcomes At the heart of the Digital Transformation ecosystem 6 Software andSaaS Cyber Security Digital Solutions and Future Workspace Cloud and Infrastructure Services Professional team Strong sales channel & platforms Strategic partnerships Quality Services Hardware AI & Data Noventiq solves complex challenges in high-growth emerging markets

Driving digital transformation across high growth emerging markets 7 Noventiq has multiple levers of growth Organic growth expansion aided by strategic M&A Market Expansion Portfolio Expansion Sales Channel Expansion Continued expansion globally and within identified strategic emerging markets India core market focus, with expansion across south-east Asia and other key emerging markets Efficient sales engine, meeting customers where it is most convenient for them Cross & upsell Breadth and depth of portfolio offering that is highly valued by customers Modern-Infra Data & AI Cybersecurity Future Workplace App Modernization & Customization Acquisitions provide path to rapid expansion in new and existing markets Centers of gravity: Microsoft & India (Core Market Focus)

$18 $42 $90 FY21A FY22A FY23A Strategic growth with key partners in core geographies 8 $ 248 $ 402 $ 495 FY22A FY23A FY24E Noventiq: Revenue growth (Fiscal Year End 3/31) Noventiq: Microsoft billings growth (Fiscal Year End 3/31) Noventiq: India revenue growth (Fiscal Year End 3/31) Broad based by segment… all 3 verticals growing Strong double digits Broad based by geography… particular strength in APAC & EMEA GP margin 47% 44% 40% CAGR 30% USD $M . *FY23 reported YoY growth $602 $876 $1,143 FY21A FY22A FY23A Customer billings Noventiq India: Microsoft billings growth (Fiscal Year End 3/31) Customer billings $254 $449 $535 FY21A FY22A FY23A

Leadership Team HERVÉ TESSLER CEO SERGEY CHERNOVOLENKO President & COO BURAK ÖZER CFO Board of Directors MARC KASHER Independent INED Non-Executive Director JACQUES GUERS Chairman of the Board INED KARL ROBB Independent INED Non-Executive Director HERVÉ TESSLER CEO, member of the Board SERGEY CHERNOVOLENKO COO, member of the Board ROY HARDING Executive Director Board transition underway to result in a structure with an independent majority at De-SPAC Led by a highly experienced team • Former Xerox EVP and President of International Operations leading operational teams across more than 150 countries • Former President of Developing Markets Operations and President of Corporate Operations. • Former senior roles in Brazil / Latin America, Central & Eastern Europe, Israel and Turkey • Former Xerox General Manager of Turkey • Held senior level executive roles in the US (Global HQ), London and other developing markets • IT industry veteran with over 25 years of experience • Developed business plans of several international companies gaining significant multi-national experience ROY HARDING VP, Strategic Integrations 9 Leadership and Board past experience STEVEN SALTER VP , Corporate Affairs GARETH TIPTON Global Chief Compliance Officer & VP Legal ANDREW MORRISON SVP of Corporate Operations MARINA SHVOEVA Chief Human Resources Officer ATUL AHUJA Chief Technology Officer Serving board member for EPAM

Key investment highlights 10 3 4 7 1 6 5 2 Strategic tech partnerships including Microsoft & AWS widen competitive moat Recognized leader across multi-cloud, software and AI Rapidly expanding revenue with history of profitable growth Leading enabler of digital transformation (DX) and cybersecurity Inclusive culture, industry-leading talent and exceptional local access Consolidator with track record of successful M&A Global focus on high-growth emerging markets with significant India presence

GLOBAL CAPABILITIES

Noventiq end-to-end solutions & services portfolio

Software and hardware solutions provider

Software & Cloud

Hardware

Microsoft | aws | Google Cloud | CISCO | Hewlett Packard Enterprise | hp

Provide full suite of products

Multiple revenue streams


Services
Subscription
42%
5%
Software
12%
$402M
FY23 Revenue
13%
28%
Cloud
Hardware

Comprehensive Services Portfolio

Data & AI

Future Workplace

Modern Infrastructure

Cybersecurity

App Modernization & Customization

- High-proficiency
- Deep expertise
- Highest cloud statuses
- Digital platforms to support customer success

- Own methodologies
- External recognition
- Developed nation quality
- Proximity to customers and talent

12

Market opportunity in global emerging markets



$5.3 Trillion *
2025 Estimated Global IT Market
Growing 8% CAGR 2021-2025
~$500 Billion*
Focus Markets
2025 estimated addressable IT market in emerging markets
$81 Billion*
India
Addressable IT Market 2025



India Market Focus

Great Place To Work. Certified DEC 2023 – DEC 2024 INDIA

- **124% revenue** CAGR FY21-23
- **4** Strategic acquisitions in 3 years
- **CrowdStrike** Partner of the year 2023 (VPS)
- **Top** Microsoft Partner
- India's IT market is expected to grow at **11% p.a. to 2025**

Within massive TAM - Noventiq focuses on large and high growth emerging markets

Sources: Company data. * STAX (fka AMR International) – Strategic Market Support Report

13

Large and growing emerging market opportunity – driven by cloud and software 14 Large and growing underlying market… Emerging Markets IT spend, $B USD Addressing key pockets of growth CAGR ’21-’25E 24% Cloud 10% Software $89 $355 $497 2006A 2021A 2025E …with increasing digitalization from current levels IT Spend as % of GDP 1.6% 4.5% Target Markets Developed Markets Sources: STAX (fka AMR International) Strategic Market Support, Emerging Markets IT Spend in 2006 based on AMR market sizing model. Indexing to developed markets = penetration and growth upside

Microsoft and Noventiq – key strategic partners

Microsoft is the prime digital transformation tech vendor globally and is the first choice in emerging markets

~$45Bn
MSFT Emerging Market Revenue*

Note: $ in USD

Microsoft partners with Noventiq in emerging markets

Microsoft channel split in emerging markets (Cloud)



Direct 5%**
Indirect
95%

Microsoft – Noventiq partnership is time-proven and successful

Total Microsoft customer billings by Noventiq ($M)



38%
CAGR
$602
$876
$1,143
FY21
FY22
FY23

Microsoft & NOVENTIQ

Sources: *Microsoft Emerging Market revenue from Factset estimate – FY23
** STAX (fka AMR International) – Strategic Market Support Report

15

Cloud adoption drives demand for solutions and services

More cloud consumption helps drive more services, which drives more customer intimacy

Cloud + Software demand provides entry point building recurring revenue base...


Subscription
Software
Services
Cloud
Hardware
5%
12%
42%
13%
28%
$402M
FY23 Revenue

...value-added Services and cross-sell expansion drive profitability


Subscription
Software
Hardware
Services
Cloud
10%
11%
11%
41%
27%
$176M
FY23 Gross Profit

Serving cloud demand allows for successful land & expand with additional profitable portfolio

Note: Percentages are rounded. Recurring Revenue includes Subscription, Cloud and Noventiq's own public and private cloud services.

16

Markets: India Problem: AllCargo's outdated hardware caused problems: absence of updates, security patches, and expired licenses, resulting in hardware failures and data loss Solution: • Reviewed legacy infrastructure and business needs, determined go-forward solutions • Modernized technology stack via Azure migration, established disaster recovery, ensuring backup compliance, enabled individual user access through Bastion services, and addressed DFS structure concerns Comprehensive portfolio: Cloud 17 Migrating customers with legacy infrastructure to the Cloud, leapfrogging customer capabilities, enhancing flexibility, scalability and operational efficiency on cloud-based systems Case study: Cloud Migration Major Technology Scalability Security Measures Cloud solutions & services Enable businesses to tailor the resources precisely to evolving needs, fostering a dynamic and responsive infrastructure for optimal performance and growth Cloud environments tailored for effective data protection and regulatory adherence Cloud-centric solution for streamlined operations and enhanced focus on core objectives

Comprehensive portfolio: Digital transformation 18 Helping customers with leading DX solutions to modernize workflows, drive efficiency & innovation and improve security Case study: Data protection Building next-gen collaboration environments using best partners’ tech and our own products Securing digital assets & environments with comprehensive portfolio of solutions & services Building digital solutions using the best software from key vendors, engineering and developing applications, and delivering tools to better manage digital and software/IT assets Future-of-work solutions & services Software & Customization services Cybersecurity Major Technology Markets: Broader India Market Problem: Strictly regulated pharmaceutical customer had data security issues for highly sensitive information Solution: • Noventiq experts identified data security and regulatory vulnerabilities • Created a best-in class solution, incorporating partner technology from Forcepoint • Resulted in high level of data visibility and complete protection for Personally Identifiable Information (PII) and IP, in compliance with regulations

Comprehensive portfolio: Artificial Intelligence

Bringing to customers AI technology with own solutions and services to revolutionize insights and drive future growth

Analytics & AI	Deep expertise with customer deployments across platforms Azure Fabric, AWS RedShift, Google Big Query with Data Analytics & AI
Enterprise AI	Industry focused AI enabled Solutions - CRM, Conversation AI Platform, Document Management System
Microsoft Copilot	Cross industry AI enable with Copilot services around Workplace, GitHub & Security
Generative AI at work	Deploying Gen-AI with fluency of ChatGPT & enterprise-grade compliant knowledge & content

Case study: Artificial intelligence

Raiffeisen BANK

Markets: Central Europe

Problem: Raiffeisen Bank wanted sophisticated CRM and compliant assistant for customers

Solution:

- Deploying Noventiq's own IP – Weaver AI, Selecta AI CRM
- Properly integrates with core banking and complies with industry regulations
- Handles queries with very high precision, allowing customers to use the assistant for all their transactions without utilizing other channels

Major Technology

Microsoft
aws
Google
NOVENTIQ
OpenAI
databricks

19

Our ethos attracts talent Proven ability to inspire corporate change 20 Leveraging the platform we built to improve the lives of our employees across each of our markets globally Key Commitments Headquartered in London, ensuring higher oversight & global regulatory standards compared to competitors in emerging markets Successful Outcomes Strong corporate governance & compliance provides robust framework as a foundation for growth Partner of choice for global institutions that seek institutional grade infrastructure and frameworks Investing in local teams in markets provides strong reputational externalities within those communities Invests in our people with in-market training, competitive payroll and benefits, and other programs similar to developed market peers which drives stronger employee engagement Brings management best practices, diversity and inclusion to offices worldwide, preserving human rights and dignity in our workplace and beyond

Our team is our competitive advantage

Client intimacy is critical in diverse and emerging markets

~4,500 Engineers, Developers, Delivery and other IT specialists

~940 Motivated sales & marketing force

Sales coverage & client intimacy in diverse markets, supported by high tech community with annual vendor accreditations

Global & Local centralized SME's (AWS & Azure India GDCs & field-based engineers & pre-sales experts (customer intimacy))

Localized support functions reflecting language, culture & decentralized country model

... award-winning corporate workplace investing in decentralized local talent globally...

GREAT PLACE TO WORK® CERTIFIED

glassdoor ★ ★ ★ ★

...long history in the marketplace with industry leading certified experts...

~30 years *Experience in IT market*

600+ Microsoft Learning *Microsoft Certified Experts*

... driving a highly engaged and successful team across the entire globe

76% *Employee Engagement Index* *

Industry expertise and local talent enable our global success

Company data. Headcount stats as at 30 September 2023. *EEI August 2023.

21

Core - double down ✓ Rapid Growth in existing core markets Nascent & Future – invest ✓ Presence, key market / TAM - Investment in scaling ✓ New territories ✓ 15% CAGR 2021-2025 (DX) ✓ 24% CAGR 2021-2025 (Cloud) ✓ 10% CAGR 2021-2025 (Software) ✓ Expansion within existing markets and into new markets Development - scale ✓ Established presence, scaling rapidly With massive TAM - Noventiq focuses on large and high growth emerging markets Market Expansion Sources: Company data. * STAX (fka AMR International) – Strategic Market Support Report Market focus ✓ India is the core-market focus ✓ Additional rapid expansion across south-east Asia ✓ Key markets in Vietnam, Malaysia, Philippines ✓ Targeted growth in select countries across EMEA, RoE and LATAM Organic & Inorganic growth ✓ Successful track record ✓ Strong M&A pipeline for expansion into new markets & products growing 8% CAGR 2021-2025 2025 estimated addressable IT market in emerging markets $5.3 Trillion 2025 Estimated Global IT Market ~$500 Billion Focus Markets $81 Billion India Addressable IT Market 2025 * * * *

Established track record of successful acquisitions 23 M&A driven growth provides path to rapid expansion in new and existing markets, fueling organic growth Strong track record of M&A with robust pipeline for future inorganic growth Note: Includes selected acquisitions completed by Noventiq. FY21 FY22 FY23 Scale in priority markets New geographies Vendor and service portfolio expansion Owned and Custom Developed Software

Organic growth accelerated by acquisitions

Case Study: Growing India from new entrant to market leader



Noventiq India Revenue
($M)
124%
Revenue CAGR (FY21-23)
$1
$18
$42
$90
FY14
FY21
FY22
FY23



Noventiq India: Microsoft billings growth
Customer billings
45%
Customer Billings CAGR
$254
$449
$535
FY21A
FY22A
FY23A

Strategic M&A provides multiple organic growth catalysts

1 Organic Growth

Consistent execution drives sustainable growth

- Launched in 2014
- 124% Revenue CAGR(FY21-23)
- Driven by superior sales execution in organic growth (151% CAGR before Embee acquisition)

2 Market Expansion

Acquire strong companies in local markets to drive immediate scale

- Embee acquisition moved Noventiq to No 1 spot in Microsoft solutions in India
- Complementary geographic presence and portfolio

3 Portfolio Expansion

Opportunities to cross-sell more and bring more value

- Umbrella Infocare acquisition brought Noventiq to the forefront of Indian AWS market
- Strengthened Data & Analytics
- Acquisition of VPS brought a portfolio of cyber-sec services

4 Channel Expansion

Expanded products and capabilities broaden channel opportunities

- G7CR acquisition opened the growing digital natives market in India for Noventiq
- Led to the expansion of our Global Delivery Center

24

FINANCIALS

Proven ability to grow rapidly in emerging markets 26 Revenue $495M Adj. EBITDA excl. SBC $38M ~60 Countries Revenue $550M Adj. EBITDA excl. SBC $46M FY24E Revenue $402M Adj. EBITDA excl. SBC $30M FY23A Note: FY23 year ended 3/31/23, FY24 year ending 3/31/24, FY25 year ending 3/31/25: $ in USD. Reported YoY growth. RoE represents Rest of Eurasia 32% 34% 8% 26% $402M FY23A Revenue Revenue by Geography APAC RoE EMEA LATAM Revenue $248M Adj. EBITDA excl. SBC $35M FY22A FY25E

$35 $30 $38 14% 8% 8% FY22A FY23A FY24E Demonstrating fast growth and profitability at scale 27 $ 248 $ 402 $ 495 FY22A FY23A FY24E Revenue Summary (Fiscal year end 3/31) $ 82 $ 146 $ 159 33% 36% 32% FY22A FY23A FY24E Operating Expense2 (Fiscal year end 3/31) Gross Profit Summary1 (Fiscal year end 3/31) $ 117 $ 176 $ 197 47% 44% 40% FY22A FY23A FY24E Adj. EBITDA excl. SBC Summary (Fiscal year end 3/31) Investing at scale starting in the second half of FY22 and continuing through FY23 Note: FY22 year ended 3/31/22, FY23 year ended 3/31/23, FY24 year ending 3/31/24: $ in USD millions 1. Includes application of IAS 8 to restate Services costs into COGS 2. Excludes Depreciation, Amortization and One-time expenses FY24 driven by organic growth, impact of M&A, and return on investments Gross Profit Adj. EBITDA excl. SBC Operating Expense % of Revenue % of Revenue % of Revenue

35 30 38 23 11 2 (13) (10) (5) (2) (3) FY22 Geopolitical Growth Investment Partnership Projects Business growth FY23 Geopolitical HQ Investment Business growth Partnership Projects FY24 Supporting FY24 Adj. EBITDA excl. SBC forecast 28 Adj. EBITDA excl. SBC FY22 – FY24 Bridge (Fiscal year end 3/31) Note: FY22 year ended 3/31/22, FY23 year ended 3/31/23, FY24 year ending 3/31/24: $ in USD millions Related Notes 1 2 3 4 4 1 Related to business disruptions in Ukraine, Belarus, Central Eastern Europe (“CEE”) and the Baltics due to Ukraine war 4 Investment in significant partnership projects with Microsoft and other vendors – became revenue generating in FY24 5 Business growth including the additional effect of onboarded companies 2 Corporate investment as a new standalone company Return on investment due to profitability of projects with key vendors – related to Item 3 5 3 1 2

29 Summary results FY23 H1, FY24 H1 ..Note: FY23 H1 and FY24 H1 results are as at 9/30/22 and 9/30/23 (audit review). $ in USD millions 1. Includes application of IAS 8 to restate Services costs into COGS 2. Excludes Depreciation, Amortization and One-time expenses – $ 161 $ 220 H1 FY23A H1 FY24A Revenue Summary $ 70 – $ 80 43% 36% H1 FY23A H1 FY24A Operating Expense2 Gross Profit Summary1 $ 75 $ 94 46% 43% H1 FY23A H1 FY24A Adj. EBITDA excl. SBC Summary $5 $14 3% 6% H1 FY23A H1 FY24A Gross Profit Adj. EBITDA excl. SBC Operating Expense % of Revenue % of Revenue % of Revenue

Key investment highlights 30 3 4 7 1 6 5 2 Strategic tech partnerships including Microsoft & AWS widen competitive moat Recognized leader across multi-cloud, software and AI Rapidly expanding revenue with history of profitable growth Leading enabler of digital transformation (DX) and cybersecurity Inclusive culture, industry-leading talent and exceptional local access Consolidator with track record of successful M&A Global focus on high-growth emerging markets with significant India presence

TRANSACTION STRUCTURE

Transaction summary

Transaction Summary

- Noventiq to list on the Nasdaq
- $374M Pro Forma Total Enterprise Value
- $395M Pro Forma Equity Market Cap
- 8.1x FY25E Adj. EBITDA
- Selling shareholders will roll 100% of their existing shares

Key Terms

- 1.5M sponsor shares released at de-SPAC
- 1.5M sponsor shares released pro-rata with $50M capital raised
- 2M sponsor shares released at $14, $16, $18 (0.67M each)
- 15M shares granted to existing shareholders (8M at $14, 4M at $16, 3M at $18)
- Sponsor receives 1 Board designee
- Target cash raise of $50M, with no minimum cash requirement for closing

Pro Forma Ownership Breakdown



SPAC Sponsor 7.6%
Existing Holders 79.7%
Public Investors 12.7%

Sources & Uses Detail ($M)

- $97M total transaction cash to Noventiq's Balance Sheet ($50M gross proceeds + $72M existing cash – $25M Fees)
- Funds will be used to close strategic acquisitions and for organic growth initiatives including growing the sales team, driving technological integration with key partners, and other working capital uses

Sources of Funds	
Current Shareholder Equity Rollover	$315
SPAC Sponsor Promote	$30
SPAC & Additional Cash Raised	$50
Existing Balance Sheet Cash	$72
Total Sources of Funds	**$467**

Uses of Funds	
Current Shareholder Equity Rollover	$315
SPAC Sponsor Promote	$30
Pro Forma Cash on Balance Sheet	$97
Est. Transaction Fees & Expenses	$25
Total Uses of Funds	**$467**

Detailed Uses	
M&A	$17
Growth Investment (Sales Headcount Growth)	$5
Cash for Operations	$2
Working Capital	$73
Total Cash Uses (PF Cash)	**$97**

Pro Forma Valuation
($M, except per share)

Pro Forma Valuation at $10.00 per Share	
Noventiq Share Price at Closing	$10.00
Pro Forma Shares Outstanding	39.5
Pro Forma Equity Market Cap	**$395**
Plus: Pro Forma Debt	76
Less: Pro Forma Cash	(97)
Pro Forma Total Enterprise Value	**$374**

Noventiq Primary Valuation Metrics	Current @ $10.00
TEV / 25E Adj. EBITDA	8.1x
TEV / 24E Adj. EBITDA	9.8x

Note: Cash and debt estimated as of March 31, 2024

32

8.1x 19.2x 16.6x 17.5x 13.3x 11.1x 9.8x 7.5x 6.3x 7.5x FY25 EV/EBITDA 33 Source: Bloomberg, as of March 8, 2024. Note: Assumes $38M FY24E Adj. EBITDA, $46M FY25E Adj. EBITDA and $374M total enterprise value for Noventiq. EV/Sales and EV/EBITDA ratios are not defined or recognised under IFRS, and the Noventiq’s use and definition of these measures may vary from the other companies presented due to differences in accounting policies or differences in the calculation methodology. As a result, these figures should not be viewed as comparable or as a replacement for measures prepared and reported under IFRS. See “Safe harbor” on slide 2 of this presentation. Average: 12.1x 9.8x 21.9x 19.4x 19.0x 14.4x 12.9x 9.5x 8.3x 7.7x 6.8x FY24 EV/EBITDA Average: 13.3x Key market comparables

34 If you believe in Microsoft and Digital Transformation If you believe in high growth markets: India If you believe in AI and cybersecurity If you believe in local relevance Believe in Noventiq

THANK YOU